UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2020

BLUE RIDGE BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-39165	54-1470908
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1807 Seminole Trail Charlottesville, Virginia	22901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (540) 743-6521

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	BRBS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On May 28, 2020, Blue Ridge Bankshares, Inc. (the “Company”) entered into a Subordinated Note Purchase Agreement (the “Purchase Agreement”) with an institutional investor pursuant to which the Company sold and issued a 6.000% fixed-to-floating rate subordinated note due 2030 (the “Note”) with a principal amount of $15.0 million.

The Note will initially bear interest at 6.000% per annum, beginning May 28, 2020 to but excluding June 1, 2025, payable semi-annually in arrears. From and including June 1, 2025 to but excluding June 1, 2030, or up to an earlier redemption date, the interest rate shall reset quarterly to an interest rate per annum equal to the then current three-month SOFR (as defined in the Note) plus 587 basis points, payable quarterly in arrears. Beginning on June 1, 2025 through maturity, the Note may be redeemed, at the Company’s option, on any scheduled interest payment date. The Note will mature on June 1, 2030. The Purchase Agreement contains certain customary representations, warranties and covenants made by the Company, on the one hand, and the purchaser of the Note, on the other hand.

If certain events of default occur, such as the bankruptcy of the Company, the principal amount of the Note may become due and immediately payable. The Note will be an unsecured, subordinated obligation of the Company and will rank junior in right of payment to the Company’s existing and future senior indebtedness. The Note is not convertible into common stock or preferred stock, and is not callable by the holder.

The Note has been structured to qualify as Tier 2 capital under bank regulatory guidelines, and the proceeds from the sale of the Note will be utilized for general corporate purposes, including the potential repayment of the Company’s existing subordinated debt (which debt becomes callable in December 2020) and supporting capital levels at Blue Ridge Bank, N.A., the Company’s subsidiary bank.

The Note was offered and sold in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

The foregoing descriptions of the Purchase Agreement and the Note do not purport to be complete and are qualified in their entirety by reference to the forms of the Purchase Agreement and the Note which are attached hereto as Exhibits 10.1 and 4.1, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Subordinated Note.

10.1	Form of Subordinated Note Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE RIDGE BANKSHARES, INC.
(Registrant)

Date: May 29, 2020	By:	/s/ Amanda G. Story
Amanda G. Story
Chief Financial Officer

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